KKR REAL ESTATE FINANCE TRUST INC. REPORTS
SECOND QUARTER 2023 FINANCIAL RESULTS

New York, NY, July 24, 2023 - KKR Real Estate Finance Trust Inc. (the “Company” or “KREF”) (NYSE: KREF) today reported its financial results for the quarter ended June 30, 2023.

Reported net loss attributable to common stockholders of ($25.8) million, or ($0.37) per diluted share of common stock, for the three months ended June 30, 2023, compared to net loss attributable to common stockholders of ($30.8) million, or ($0.45) per diluted share of common stock, for the three months ended March 31, 2023.

Reported Distributable Earnings of $33.1 million, or $0.48 per diluted share of common stock, for the three months ended June 30, 2023, compared to $33.1 million, or $0.48 per diluted share of common stock, for the three months ended March 31, 2023.

Second Quarter 2023 Highlights

•$799.6 million liquidity position, including $207.7 million of cash and $560.0 million of undrawn capacity on the corporate revolving credit agreement (“Revolver”) as of June 30, 2023
•Funded $177.2 million for loans closed in previous quarters and received loan repayments of $339.3 million
•Current loan portfolio of $7.8 billion:
•99.0% floating rate with a weighted average unlevered all-in yield(1) of 8.8% as of June 30, 2023
•Multifamily and industrial assets represent 56% of the loan portfolio
•Weighted average loan-to-value ratio ("LTV")(2) of 65%
•Diversified financing sources totaling $8.9 billion with $2.8 billion of undrawn capacity
•76% of secured financing is fully non-mark-to-market and the remaining balance is mark-to-credit only
•Upsized a $240.0 million master repurchase agreement to $400.0 million
•Repaid $143.8 million convertible notes in cash
•No corporate debt or final facility maturities due until the fourth quarter of 2025
•Common book value of $1,132.1 million, or $16.38 per share, as of June 30, 2023, inclusive of a CECL allowance of $227.9 million, or ($3.30) per share. The CECL allowance was increased by $56.3 million, or ($0.82) per diluted share, during the three months ended June 30, 2023, due primarily to additional reserves on risk-rated 5 senior office loans, as well as macroeconomic condition

Matt Salem, Chief Executive Officer of KREF, said: “KREF’s focus on best in class liabilities and liquidity positions us well for the current market. KREF is operating with over $800 million of liquidity while the portfolio is generating strong income from the high interest rate environment.”

Patrick Mattson, President and Chief Operating Officer of KREF, added: “KREF’s integration with KKR’s broader Real Estate business that manages $65 billion of assets provides us with real-time market knowledge across both debt and equity. KREF also continues to benefit from our long-standing banking relationships as part of the broader KKR franchise and in the first half of 2022, increased and extended the duration of our borrowing capacity.”

(1)    All-in yield includes cash coupon, amortization of deferred origination fees, loan origination costs and purchase discounts, and excludes loans accounted for under the cost recovery method.
(2)    LTV is generally based on the initial loan amount divided by the as-is appraised value as of the date the loan was originated or by the current principal amount as of the date of the most recent as-is appraised value. Weighted average LTV excludes loans with a risk rating of 5.

Portfolio Performance

Collected 99.4% of interest payments due on the loan portfolio for the three months ended June 30, 2023. As of June 30, 2023, the average risk rating of the Company's portfolio was 3.2, weighted by outstanding principal amount, consistent with that as of March 31, 2023.

Quarter End Portfolio Summary

The following table sets forth certain information regarding the Company’s portfolio(A) as of June 30, 2023 ($ in millions):

Investment	Committed Principal Amount	Outstanding Principal Amount	Amortized Cost(B)	Carrying Value(C)	Max Remaining Term (Years)(D)(E)	Weighted Average LTV(D)
Senior Loans(F)	$8,966.6	$7,755.0	$7,713.9	$7,490.1	3.0	65%
CMBS B-Pieces(G)	40.0	35.7	35.7	35.5	5.9	58
Total/Weighted Average	$9,006.6	$7,790.7	$7,749.6	$7,525.6	3.0	65%

(A)    Excludes one Real Estate Owned asset with a net carrying value of $81.4 million as of June 30, 2023.
(B)    Amortized cost represents the outstanding principal, net of applicable unamortized discounts, loan origination fees, cost recovery interest and loan write-offs.
(C)    Carrying value represents the amortized cost, net of applicable allowance for credit losses. Carrying value for CMBS B-Pieces, held through an equity method investment ("RECOP I"), is measured at fair value.
(D)    Weighted by outstanding principal amount for senior loans and by net equity for its CMBS B-Pieces. Weighted average LTV excludes loans with a risk rating of 5.
(E)    Max remaining term (years) assumes all extension options are exercised, if applicable.
(F)    Senior loans include senior mortgages and similar credit quality investments, including junior participations in the Company's originated senior loans for which it has syndicated the senior participations and retained the junior participations for its portfolio.
(G)    Represents an equity method investment in RECOP I.

Non-GAAP Financial Measures

Reconciliation of Distributable Earnings (Loss) to Net Income (Loss) Attributable to Common Stockholders

The table below reconciles Distributable Earnings (Loss) and related diluted per share amounts to net income (loss) attributable to common stockholders and related diluted per share amounts, respectively, for the three months ended June 30, 2023, March 31, 2023 and June 30, 2022, respectively ($ in thousands, except per share data):

	Three Months Ended	Per Diluted Share(A)	Three Months Ended	Per Diluted Share(A)	Three Months Ended	Per Diluted Share(A)
	June 30, 2023		March 31, 2023		June 30, 2022
Net Income (Loss) Attributable to Common Stockholders	$(25,772)	$(0.37)	$(30,810)	$(0.45)	$19,394	$0.28
Adjustments
Non-cash equity compensation expense	2,174	0.03	2,152	0.03	2,040	0.03
Unrealized (gains) or losses, net	292	—	1,173	0.02	(190)	—
Provision for (reversal of) credit losses, net	56,335	0.82	60,467	0.88	11,798	0.17
Non-cash convertible notes discount amortization	44	—	89	—	90	—
Distributable Earnings	$33,073	$0.48	$33,071	$0.48	$33,132	$0.48
Diluted weighted average common shares outstanding, Distributable Earnings	69,115,654		69,095,011		68,549,049

(A)    Numbers presented may not foot due to rounding.

Book Value

The Company’s book value per share was $16.38 as of June 30, 2023, as compared to book value per share of $17.16 as of March 31, 2023.

Book value per share as of June 30, 2023 includes the impact of a CECL allowance of $227.9 million, or ($3.30) per share. See Note 2 — Summary of Significant Accounting Policies, to the Company's condensed consolidated financial statements included in the Form 10-Q for the period ended June 30, 2023 for a detailed discussion of the allowance for credit losses.

Subsequent Events

The following events occurred subsequent to June 30, 2023:

Corporate Activities

Dividends

In July 2023, the Company paid $29.7 million in dividends on its common stock, or $0.43 per share, with respect to the second quarter of 2023, to stockholders of record on June 30, 2023.

Teleconference Details:

The Company will host a conference call to discuss its financial results on Tuesday, July 25, 2023 at 10:00 a.m. Eastern Time. Members of the public who are interested in participating in the Company’s second quarter 2023 earnings teleconference call should dial from the U.S., (844) 784-1730, or from outside the U.S., +1 (412) 380-7410, shortly before 10:00 a.m. and reference the KKR Real Estate Finance Trust Inc. Teleconference Call; a pass code is not required. Please note the teleconference call will be available for replay beginning approximately two hours after the broadcast. To access the replay, callers from the U.S. should dial (877) 344-7529 and callers from outside the U.S. should dial +1 (412) 317-0088, and enter conference identification number 7386443.

Webcast:

The conference call will also be available on the Company’s website at www.kkrreit.com. To listen to a live broadcast, please go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay of the webcast will also be available for 30 days on the Company’s website.

Supplemental Information

The slide presentation accompanying this release and containing supplemental information about the Company’s financial results for the quarter ended June 30, 2023 may also be accessed through the investor relations section of the Company’s website at www.kkrreit.com.

About KKR Real Estate Finance Trust Inc.

KKR Real Estate Finance Trust Inc. (NYSE: KREF) is a real estate investment trust that primarily originates or acquires transitional senior loans collateralized by institutional-quality commercial real estate assets that are owned and operated by experienced and well-capitalized sponsors and located in liquid markets with strong underlying fundamentals. The Company's target assets also include mezzanine loans, preferred equity and other debt-oriented instruments with these characteristics. The Company is externally managed and advised by KKR Real Estate Finance Manager LLC, a registered investment adviser and an indirect subsidiary of KKR & Co. Inc., a leading global alternative investment firm with an over 45-year history of leadership, innovation and investment excellence and $510.1 billion of assets under management as of March 31, 2023.

Additional information can be found on the Company’s website at www.kkrreit.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the Company’s current views with respect to, among other things, its future operations and financial performance. You can identify these forward looking statements by the use of words such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “should,” “seek,” “approximately,” “predict,” “intend,” “will,” “plan,” “estimate,” “anticipate,” the negative version of these words, other comparable words or other statements that do not relate strictly to historical or factual matters. By their nature, forward-looking statements speak only as of the date they are made, are not statements of historical fact or guarantees of future performance and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. The forward-looking statements are based on the Company’s beliefs, assumptions and expectations, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to the Company or are within its control. Such forward-looking statements are subject to various risks and uncertainties, including, among other things: the general political, economic and competitive conditions in the United States and in any foreign jurisdictions in which the Company invests and their impact on the Company’s loan portfolio, financial condition and business operations; accelerating inflationary trends, spurred by multiple factors including high commodity prices, a tight labor market, and low residential vacancy rates, may result further in interest rate increases and lead to increased market volatility; higher interest rates imposed by the Federal Reserve may lead to a decrease in prepayment speeds and an increase in the number of borrowers who exercise extension options, which could extend beyond the term of certain secured financing agreements the Company uses to finance its loan investments; the economic impact of escalating global trade tensions, the conflict between Russia and Ukraine, and the adoption or expansion of economic sanctions or trade restrictions; reduced demand for office, multifamily or retail space, including as a result of the COVID-19 pandemic and/or hybrid work schedules which allow work from remote locations other than the employer's office premises; the impact of, and market dislocations that may result from, governmental intervention in the economic and financial system or from regulatory reform of the oversight of financial markets; the failure of any banks with which the Company and/or the Company’s borrowers have a commercial relationship could adversely affect, among other things, the Company or the Company’s borrower’s ability to access deposits or borrow from financial institutions on favorable terms; interest rate mismatches between the Company’s target assets and any borrowings used to fund such assets; adverse developments in the availability of desirable investment opportunities whether they are due to competition, regulation or otherwise, could adversely affect the Company's results of operations; the level and volatility of prevailing interest rates and credit spreads; adverse changes in the real estate and real estate capital markets; difficulty or delays in redeploying the proceeds from repayments of the Company’s existing investments; general volatility of the securities markets in which the Company participates; changes in the Company’s business, investment strategies or target assets; deterioration in the performance of the properties securing the Company’s investments that may cause deterioration in the performance of the Company’s investments, risks in collection of contractual interest payments, and potentially, principal losses to the Company; acts of God such as hurricanes, earthquakes and other natural disasters, pandemics such as COVID-19, acts of war and/or terrorism and other events that may cause unanticipated and uninsured performance declines and/or losses to the Company or the owners and operators of the real estate securing the Company’s investments; the adequacy of collateral securing the Company’s investments and declines in the fair value of the Company’s investments; difficulty in obtaining financing or raising capital; difficulty in successfully managing the Company’s growth, including integrating new assets into the Company’s existing systems; reductions in the yield on the Company’s investments and increases in the cost of the Company’s financing; defaults by borrowers in paying debt service on outstanding indebtedness; the availability of qualified personnel and the Company’s relationship with its Manager; subsidiaries of KKR & Co. Inc. have significant influence over the Company and KKR's interests may conflict with those of the Company’s stockholders in the future; the cost of operating the Company’s platform, including, but not limited to, the cost of operating a real estate investment platform; adverse legislative or regulatory developments; the Company’s qualification as a real estate investment trust ("REIT") for U.S. federal income tax purposes and the Company’s exclusion from registration under the Investment Company Act of 1940, as amended; authoritative accounting principles generally accepted in the United States of America ("GAAP") or policy changes from standard-setting bodies such as the Financial Accounting Standards Board, the Securities and Exchange Commission (the "SEC"), the Internal Revenue Service, the New York Stock Exchange and other authorities that the Company is subject to, as well as their counterparts in any foreign jurisdictions where the Company might do business; and other risks and uncertainties, including those described under Part I-Item 1A. “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as such factors may be updated from time to time in the Company’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in this release. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and information included in this release and in the Company’s filings with the SEC. All forward-looking statements in this release speak only as of the date of this release. The Company undertakes no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law.

CONTACT INFORMATION

Investor Relations:
KKR Real Estate Finance Trust Inc.
Jack Switala
Tel: +1-888-806-7781 (U.S.) / +1-212-763-9048 (Outside U.S.)
KREF-IR@kkr.com

Media:
Kohlberg Kravis Roberts & Co. L.P.
Miles Radcliffe-Trenner
Tel: +1-212-750-8300
media@kkr.com

Definitions:

“Loan-to-value ratio”: Generally based on the initial loan amount divided by the as-is appraised value as of the date the loan was originated or by the current principal amount as of the date of the most recent as-is appraised value. For the CMBS B-Pieces, LTV is based on the weighted average LTV of the underlying loan pool.

“Distributable Earnings”: Distributable Earnings, a measure that is not prepared in accordance with GAAP, is a key indicator of the Company's ability to generate sufficient income to pay its quarterly dividends and in determining the amount of such dividends, which is the primary focus of yield/income investors who comprise a significant portion of the Company’s investor base. Accordingly, the Company believes providing Distributable Earnings on a supplemental basis to its net income as determined in accordance with GAAP is helpful to its stockholders in assessing the overall performance of the Company’s business.

The Company defines Distributable Earnings as net income (loss) attributable to stockholders or, without duplication, owners of the Company’s subsidiaries, computed in accordance with GAAP, including realized losses not otherwise included in GAAP net income (loss) and excluding (i) non-cash equity compensation expense, (ii) depreciation and amortization, (iii) any unrealized gains or losses or other similar non-cash items that are included in net income for the applicable reporting period, regardless of whether such items are included in other comprehensive income or loss, or in net income, and (iv) one-time events pursuant to changes in GAAP and certain material non-cash income or expense items agreed upon after discussions between the Company’s manager and board of directors and after approval by a majority of the Company’s independent directors. The exclusion of depreciation and amortization from the calculation of Distributable Earnings only applies to debt investments related to real estate to the extent the Company forecloses upon the property or properties underlying such debt investments.

Distributable Earnings should not be considered as a substitute for GAAP net income. The Company cautions readers that its methodology for calculating Distributable Earnings may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and as a result, the Company’s reported Distributable Earnings may not be comparable to similar measures presented by other REITs.

KKR Real Estate Finance Trust Inc. and Subsidiaries

Condensed Consolidated Balance Sheets
(Amounts in thousands, except share and per share data)

	June 30, 2023	December 31, 2022
Assets
Cash and cash equivalents(A)	$207,698	$239,791
Commercial mortgage loans, held-for-investment	7,445,958	7,494,138
Less: Allowance for credit losses	(223,767)	(106,974)
Commercial mortgage loans, held-for-investment, net	7,222,191	7,387,164
Real estate owned, net	81,405	80,231
Accrued interest receivable	39,512	39,005
Equity method investments	35,486	36,849
Other assets	22,953	19,281
Total Assets	$7,609,245	$7,802,321

Liabilities and Equity
Liabilities
Secured financing agreements, net	$3,807,758	$3,748,691
Collateralized loan obligations, net	1,939,703	1,935,592
Secured term loan, net	336,105	336,828
Convertible notes, net	—	143,237
Dividends payable	29,716	29,711
Accrued interest payable	18,265	17,859
Other liabilities	9,635	10,245
Due to affiliates	8,328	8,722
Total Liabilities	6,149,510	6,230,885

Commitments and Contingencies	—	—

Equity
Preferred Stock, $0.01 par value, 50,000,000 shares authorized
Series A cumulative redeemable preferred stock, (13,110,000 shares issued and outstanding as of June 30, 2023 and December 31, 2022); liquidation preference of $25.00 per share	131	131
Common stock, $0.01 par value, 300,000,000 authorized (75,091,757 and 75,080,707 shares issued; 69,106,061 and 69,095,011 shares outstanding; as of June 30, 2023 and December 31, 2022, respectively)	691	691
Additional paid-in capital	1,813,309	1,808,983
Accumulated deficit	(257,512)	(141,503)
Repurchased stock (5,985,696 shares repurchased as of June 30, 2023 and December 31, 2022)	(96,764)	(96,764)
Total KKR Real Estate Finance Trust Inc. stockholders’ equity	1,459,855	1,571,538
Noncontrolling interests in equity of consolidated joint venture	(120)	(102)
Total Equity	1,459,735	1,571,436
Total Liabilities and Equity	$7,609,245	$7,802,321

(A)    Includes $80.0 million and $151.0 million held in collateralized loan obligation as of June 30, 2023 and December 31, 2022, respectively.

KKR Real Estate Finance Trust Inc. and Subsidiaries

Condensed Consolidated Statements of Income
(Amounts in thousands, except share and per share data)

	Three Months Ended			Six Months Ended
	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Net Interest Income
Interest income	$159,629	$152,530	$90,603	$312,159	$163,833
Interest expense	115,677	105,976	44,733	221,653	77,192
Total net interest income	43,952	46,554	45,870	90,506	86,641

Other Income
Revenue from real estate owned operations	1,984	2,246	1,833	4,230	4,462
Income (loss) from equity method investments	551	(347)	1,035	204	2,921
Other income	4,437	2,711	1,237	7,148	3,152
Total other income	6,972	4,610	4,105	11,582	10,535

Operating Expenses
General and administrative	4,710	4,690	4,308	9,400	8,754
Provision for (reversal of) credit losses, net	56,335	60,467	11,798	116,802	10,580
Management fee to affiliate	6,559	6,523	6,506	13,082	12,513
Incentive compensation to affiliate	611	1,811	—	2,422	—
Expenses from real estate owned operations	2,656	2,758	2,368	5,414	4,922
Total operating expenses	70,871	76,249	24,980	147,120	36,769

Income (Loss) Before Income Taxes, Noncontrolling Interests, Preferred Dividends and Participating Securities' Share in Earnings	(19,947)	(25,085)	24,995	(45,032)	60,407
Income tax expense	177	169	—	346	—
Net Income (Loss)	(20,124)	(25,254)	24,995	(45,378)	60,407
Net income (loss) attributable to noncontrolling interests	(96)	(177)	(66)	(273)	(122)
Net Income (Loss) Attributable to KKR Real Estate Finance Trust Inc. and Subsidiaries	(20,028)	(25,077)	25,061	(45,105)	60,529
Preferred stock dividends	5,326	5,326	5,326	10,652	10,652
Participating securities' share in earnings	418	407	341	825	687
Net Income (Loss) Attributable to Common Stockholders	$(25,772)	$(30,810)	$19,394	$(56,582)	$49,190

Net Income (Loss) Per Share of Common Stock
Basic	$(0.37)	$(0.45)	$0.28	$(0.82)	$0.75
Diluted	$(0.37)	$(0.45)	$0.28	$(0.82)	$0.74
Weighted Average Number of Shares of Common Stock Outstanding
Basic	69,115,654	69,095,011	68,549,049	69,105,389	65,832,841
Diluted	69,115,654	69,095,011	68,549,049	69,105,389	72,149,015

Dividends Declared per Share of Common Stock	$0.43	$0.43	$0.43	$0.86	$0.86